                                                                 EXHIBIT 10.11.1

                               NET2000 GROUP, INC.

                PREFERRED STOCK INCENTIVE STOCK OPTION AGREEMENT

       This Incentive Stock Option Agreement (the "Agreement"), effective as of October 27, 1997 (the "Effective Date"), is made by and between NET2000 GROUP, INC., a Delaware corporation (the "Company"), and MARK A. MENDES (the "Optionee").

       WHEREAS, the Company wishes to grant an option to purchase shares of the Company's Series A Preferred Stock to the Optionee;

       WHEREAS, the Company desires that the option to be granted hereunder qualify under Section 422 of the Internal Revenue Code of 1986 as an incentive stock option;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                 GRANT OF OPTION

Section 1.1  -  Grant of Option

       In consideration of service to the Company and for other good and valuable consideration, the Company grants to the Optionee an option to purchase 21,898 shares of the Company's Series A Preferred Stock in accordance with the terms and conditions of the Plan. The option is intended by the parties to be, and shall be treated as, an incentive stock option, to the extent allowed under applicable law. The Optionee's rights with respect to the option shall be governed by the terms contained herein.

Section 1.2  -  Option Price

       The purchase price of the shares of stock covered by the option shall be $3.425 per share, the fair market value for a share of the Company's Series A Preferred Stock as of the effective date of this Agreement, as determined in good faith by the Board of Directors of the Company.

Section 1.3  -  Adjustments in Option

       In the event that the outstanding shares of stock subject to the option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the shares subject to the option and the price per share will be equitably adjusted to reflect such changes pursuant to this Agreement. Such adjustment in the option shall be made without change in the total price applicable to the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share. Any such adjustment made by the Company shall be final and binding upon the Optionee, the Company and all other interested persons.

                                   ARTICLE II

                               EXERCISE OF OPTION

Section 2.1  -  Person Eligible to Exercise.

       During the lifetime of the Optionee, only the Optionee may exercise the option or any portion thereof. After the death of the Optionee, any exercisable portion of the option may, prior to the time when the option becomes unexercisable under the terms of this Agreement, be exercised by the Optionee's personal representative or by any other person empowered to do so under the Optionee's will, trust or under then applicable laws of descent and distribution.

Section 2.2  -  Manner of Exercise

       The option, or any portion thereof, may be exercised only in accordance with the terms of this Agreement and solely by delivery to the President of the Company of all of the following items prior to the time when the option or such portion becomes unexercisable under the terms of this Agreement:

                (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the option or portion thereof, stating that the option or portion thereof is thereby exercised, such notice complying with all applicable rules (if any) established by the Company;

                (b) Full payment (in cash or by cashiers' or certified check) for the shares with respect to which such option or portion thereof is exercised;

                (c) A bona fide written representation and agreement, in a form satisfactory to the Company, signed by the Optionee or other person then entitled to exercise such option or portion thereof, stating that the shares of stock are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said shares, or any of them, except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Company may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representations and agreement and to effect compliance with all federal and state securities laws or regulations. Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an option exercise does not violate the Act and may issue stop-transfer orders covering such shares. The written representations and agreement referred to in the first sentence of this subsection (c), however, shall not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

                (d) In the event the option or any portion thereof shall be exercised pursuant to Section 2.1 by any person or persons other than the Optionee, appropriate proof, reasonably satisfactory to the Company, of the right of such person or persons to exercise the option.

                (e) As a condition to the issuance of Shares upon Option exercise (whether to the Optionee or to his beneficiary), the Company shall have the right to withhold from payments otherwise due and owing to the Optionee (or his beneficiary) or to require the Optionee (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, or local withholding tax requirements at the time the Optionee (or his beneficiary) recognizes income for federal, state, or local tax purposes as the result of the receipt of Shares pursuant to this Agreement.

Section 2.3  -  Conditions to Issuance of Shares

                (a) The Company shall not issue any shares to the Optionee until the Optionee has executed and delivered to the Company a Stock Restriction Agreement substantially in the form of attached Exhibit 1, and a Notice of Exercise of Stock Option letter, substantially in the form of attached Exhibit 2.

                (b) The shares of stock deliverable upon the exercise of the option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable and certificates representing such shares shall be delivered to Optionee upon full compliance with the terms and conditions contained in this Agreement.

Section 2.4  -  Rights of Shareholders

       The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the option unless and until certificates representing such shares shall have been issued by the Company to the Optionee.

Section 2.5  -  Vesting and Exercisability.

       The option granted hereunder shall vest as follows: 21,400 shares vest immediately and 498 shares vest on January 1, 1998.

Section 2.6  -  Duration of Option

       Except as specified below, the option granted hereunder shall expire ten months from the effective date of grant. Notwithstanding the foregoing, the option may expire prior to ten months from the effective date of this Agreement, in the following circumstances:

                (a) In the case of the Optionee's death, the option shall expire on the one-year anniversary of the Optionee's death.

                (b) In the case of the Optionee's total and permanent disability and resulting termination of affiliation with the Company, the option shall expire on the one-year anniversary date of the Optionee's last day of affiliation with the Company.

                (c) If the Optionee ceases affiliation with the Company for any reason other than death or disability (as described in the preceding paragraph), the option shall lapse ninety (90) days following the last day that the Optionee is affiliated with the Company.

                (d) Notwithstanding any provisions set forth above in this
Section 2.6, if the Optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or its affiliates, (ii) breach any covenant not to compete or any material provision of any other agreement with the Company or any affiliate, or (iii) engage in conduct that would warrant the Optionee's discharge for cause, any unexercised part of the option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Optionee is affiliated with the Company.

                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.1  -  Administration

       The Company shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent herewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Company in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the Company is a party.

Section 3.2  -  Options Not Transferable

       Neither the option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 3.3  -  Shares to be Reserved

       The Company shall at all times during the term of the option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 3.4  -  Proceeds

       The proceeds received by the Company for the sale of shares of stock pursuant to this Agreement shall be used for general corporate purposes.

Section 3.5  -  Notices

       Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature below. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the

Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

Section 3.6  -  Titles

       Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.7  -  Governing Law.

       This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

Section 3.8  -  Amendment.

       This Agreement may be amended or modified only by a written instrument executed by both the Company and the Optionee.

Section 3.9  -  Arbitration.

       The parties agree that any controversy, claim, or dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Optionee, or the termination thereof, including any claims under federal, state, or local law, shall be resolved by arbitration in Fairfax, Virginia in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

Section 3.10  -  Notification of Disposition

       The Optionee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made within two (2) years from the date of the exercise of an option with respect to such shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

                            [signatures on next page]

       IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the Effective Date.

                               NET2000 GROUP, INC.

                               By:  /s/  Clayton A. Thomas, Jr.
                                   --------------------------------------------
                                           Clayton A. Thomas, Jr., President

                               MARK A. MENDES

                                           /s/  Mark A. Mendes
                               ------------------------------------------------
                               35641 Dunthorpe Lane,
                               Purcellville, VA 20132